EXHIBIT 5.1


                Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Registrant.


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                                 Law Offices of
                       Paul Hastings Janofsky & Walker LLP
                          1299 Pennsylvania Avenue, NW
                               Washington DC 20004
                            Telephone (202) 508-9500
                            Facsimile (202) 508-9700





                                              May 29, 2001


Board of Directors
FirstFed Bancorp, Inc.
1630 Fourth Avenue, North
Bessemer, Alabama 35020

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Dear Board Members:

         We have acted as counsel to FirstFed Bancorp, Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, relating to 250,000 shares of common stock (the "Common Stock") of the Company which may be issued pursuant to the Company's 2001 Stock Incentive Plan, as such numbers of shares may be increased in accordance with said plan in the event of a merger, consolidation, reorganization, liquidation, recapitalization, stock dividend, stock split, or similar event involving the Company. You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and based thereon, we are of the opinion that the Common Stock when issued pursuant to and in accordance with the terms of the Plan will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                       /s/ J. Mark Poerio, Esq.
                                        -------------------------
                                           J. Mark Poerio, Esq.
                             for PAUL HASTINGS, JANOFSKY & WALKER LLP